EXHIBIT 23.2

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 1 to Registration Statement on Form S-1, under the captions “Federal Income Tax Consequences,” “Legal Matters” and “Experts.”

New York, New York

May 5, 2006

/s/ Arnold & Porter LLP
Arnold & Porter LLP